UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016 (June 27, 2016)

Reata Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37785	11-3651945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Gateway Drive; Suite 150

Irving, TX 75063

(Address of principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Reata Pharmaceuticals, Inc. (“Reata” or the “Company”) has scheduled the Company’s next annual meeting of stockholders (the “2016 Annual Meeting”) for Wednesday, September 14, 2016, at 8:00 a.m. Central Time in Irving, TX. Because the 2016 Annual Meeting is the Company’s first annual meeting as a public company, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to SEC Rule 14a-8 must ensure that their proposal is received by the Secretary at Reata Pharmaceuticals, Inc., 2801 Gateway Drive, Suite 150, Irving, TX 75063, by August 1, 2016, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8 and other applicable law in order to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting. The August 1, 2016, deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under SEC Rule 14a-4(c).

In addition, in accordance with the requirements contained in the Company’s amended and restated bylaws, stockholders who wish to bring business before the 2016 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director must ensure that written notice of such proposal (including all of the information specified in the Company’s amended and restated bylaws) is received by the Secretary at the address specified above no later than July 10, 2016. Any such proposal must meet the requirements set forth in the Company’s amended and restated bylaws in order to be brought before the 2016 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REATA PHARMACEUTICALS, INC.

Dated: June 27, 2016	By:	/s/ J. Warren Huff
J. Warren Huff
Chief Executive Officer